UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 26, 2018

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	36909	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275 Houston, TX (Address of principal executive offices)	77043 (Zip Code)

281-531-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Resignation of Mr. Andrew Teno. On December 26, 2018, Mr. Andrew Teno resigned as a member of the Board of Directors (the “Board”) of Eco-Stim Energy Solutions, Inc. (the “Company”). Mr. Teno served on the Compensation Committee and the Nominating and Governance Committee of the Board. Mr. Teno’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

Appointment of Mr. John Hageman. Effective as of December 26, 2018, in connection with the acceptance of the resignation of Mr. Teno and pursuant to the Company’s Second Amended and Restated Bylaws, the Board appointed John Hageman to serve on the Board as a director of the Company, filling the vacancy created by the resignation of Mr. Teno.

The Stockholder Rights Agreement between the Company and certain of its investors provides the FTP Investors (as defined therein) the contractual right to nominate three members of the Board. Mr. Hageman was nominated for appointment to the Board by the FTP Investors pursuant to the Stockholder Rights Agreement to fill the vacancy created by the resignation of Mr. Teno. There are no other understandings or arrangements between Mr. Hageman and any other person pursuant to which Mr. Hageman was selected to serve as a director of the Board. Mr. Hageman is an employee and a part owner of The Carnrite Group, LLC, which provides business consulting services to the Company. The Company has agreed to pay The Carnrite Group, LLC approximately $110,000 to $140,000 per month for such services. Mr. Hageman is actively engaged in the provision of consulting services to the Company by The Carnrite Group, LLC and is the primary contact and project lead with respect to such business consulting services.

Effective as of December 26, 2018, the Company with the approval of its Board of Directors, entered into an indemnification agreement with Mr. Hageman (the “D&O Indemnification Agreement”) in connection with his appointment to serve as a member of the Board. The D&O Indemnification Agreement generally requires the Company to indemnify Mr. Hageman to the fullest extent permitted by applicable law against liability that may arise by reason of his service to the Company and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The D&O Indemnification Agreement is in substantially the form previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 18, 2017.

Item 8.01	Other Events.

On December 26, 2018, in connection with Mr. Teno’s resignation from the Board, Eco-Lender, LLC (“Lender”), which is an entity affiliated with Fir Tree Partners that is the holder of that certain Negotiable Demand Promissory note issued by the Company dated June 8, 2018, entered into an agreement with the Company pursuant to which the Lender was provided contractual rights to appoint a non-voting Board observer to attend meetings of the Board and any committee thereof (the “Observer Agreement”). The Observer Agreement names Mr. Teno as Lender’s initial Board observer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

December 27, 2018	By:	/s/ Alexander Nickolatos
	Name:	Alexander Nickolatos
	Title:	Interim President and Chief Executive Officer